UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2024

SOLUNA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40261	14-1462255
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

325 Washington Avenue Extension
Albany, New York	12205
(Address of principal executive offices)	(Zip Code)

(518) 218-2550

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SLNH	The Nasdaq Stock Market LLC

9.0% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share	SLNHP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On August 12, 2024, Soluna Holdings, Inc. (the “Company”) executed a Standby Equity Purchase Agreement (the “SEPA”) with YA II PN, LTD., a Cayman Islands exempt limited company (the “Investor”), under which Pre-Paid Advances could be made. Both parties have mutually decided not to proceed with the Pre-Paid Advances, and to continue to work within the SEPA, which will require the filing, and effectiveness, of an S-1 Registration Statement, meeting certain conditions precedent including the consent of third-parties and obtaining any required shareholder approvals.

The information in Item 8.01 will not be treated as “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or into another filing under the Exchange Act, unless that filing expressly incorporates this information by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

104	Cover Page Interactive Date File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2024	SOLUNA HOLDINGS, INC.

	By:	/s/ John Tunison
	Name:	John Tunison
	Title:	Chief Financial Officer